UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On December 20, 2021, Dell Technologies Inc. (the “Company”) issued a press release announcing the early results and the increase of the tender cap and maximum tender amount for the previously announced cash tender offers (the “Tender Offers”) by Dell Inc., its wholly-owned subsidiary (“Dell”). Under the amended terms of the Tender Offers, Dell will purchase for cash up to $2.850 billion maximum aggregate purchase price (the “Maximum Tender Amount”) of the (i) 8.350% Senior Notes due 2046, 8.100% Senior Notes due 2036, 6.200% Senior Notes due 2030 and 6.020% Senior Notes due 2026, each co-issued by Dell International L.L.C. and EMC Corporation, which are wholly-owned subsidiaries of Dell, and the (ii) 6.500% Senior Notes due 2038 and 5.400% Senior Notes due 2040, each issued by Dell, subject to a tender cap of $1.200 billion in aggregate principal amount with respect to the 8.350% Senior Notes due 2046, and in each case subject to market conditions and other factors. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Subsequently, on December 20, 2021, the Company issued a press release announcing the pricing terms for the Tender Offers by Dell. Dell expects to accept for purchase $1,200,000,000 in aggregate principal amount of the 8.350% Senior Notes due 2046 and $500,350,000 in aggregate principal amount of the 8.100% Senior Notes due 2036 that were validly tendered and not validly withdrawn at or before the early tender deadline (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) from the registered holders thereof. As the aggregate purchase price required to accept all 8.350% Senior Notes due 2046 and 8.100% Senior Notes due 2036 that were validly tendered and not validly withdrawn by the early tender deadline exceeds the Maximum Tender Amount, Dell does not expect to accept for purchase any tenders of the other series of securities subject to the Tender Offers. A copy of the press release is filed as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following documents are herewith filed as exhibits to this report:

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 20, 2021, announcing the early results and the increase of the tender cap and maximum tender amount for the Tender Offers.

99.2	Press Release dated December 20, 2021, announcing the pricing terms for the Tender Offers.

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021	Dell Technologies Inc.

	By:	/s/ Robert L. Potts
Robert L. Potts
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)